Exhibit 10.1

EXECUTION COPY

FORM OF voting AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of April 10, 2014, is entered into by and among the parties listed on Schedule I hereto (each a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”), AMETEK, Inc., a Delaware corporation (“Parent”), and solely for purposes of Section 3.4 and Article IV, as applicable, Zygo Corporation, a Delaware corporation (the “Company”, and together with the Supporting Stockholders and Parent, the “Parties”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Supporting Stockholder is the Beneficial Owner (as defined herein) of the number of issued and outstanding shares of common stock, par value $0.10 per share (the “Company Shares”), of the Company set forth opposite such Supporting Stockholder’s name on Schedule I hereto (such shares, adjusted for any Company Shares of which such Supporting Stockholder may dispose of Beneficial Ownership after the date hereof pursuant to Section 3.1 of this Agreement or acquire Beneficial Ownership after the date hereof, whether upon exercise of options, upon conversion or exchange of other securities, by purchase, or pursuant to a stock dividend, distribution, recapitalization or otherwise, collectively the “Subject Company Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and AMETEK Matterhorn, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the “Merger”) (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Supporting Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
AGREEMENT TO VOTE; IRREVOCABLE PROXY

Section 1.1 Voting of Subject Company Shares. Each Supporting Stockholder agrees, severally but not jointly, that, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof) occurring during the Term of this Agreement (as defined in Section 4.2 below), or upon any request during the Term for the execution of written consents in lieu of a meeting of the stockholders of the Company (each, a “Company Voting Event”), such Supporting Stockholder shall, or shall cause the applicable holder of record of its Subject Company Shares to, (i) appear at such meeting, in person or by proxy, or otherwise cause all of its Subject Company Shares to be counted as present thereat for purposes of establishing a quorum, and (ii) vote (or cause to be voted), in person or by proxy (or deliver, or cause to be delivered a written consent covering), all of its Subject Company Shares, in each case to the fullest extent that such matters are submitted for the vote or written consent of the holder of such Subject Company Shares and that the Subject Company Shares are entitled to vote thereon or consent thereto, (A) in favor of the adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any related proposal submitted by the Company’s Board in furtherance thereof); (B) in favor of any other incidental matter reasonably determined by Parent to be necessary in order to facilitate consummation of the Merger; (C) without limitation of the preceding clauses (A) and (B), in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the matters described in the preceding clause (A) are submitted for the consideration and vote of the stockholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and (D) except with the prior written consent of Parent, against any Takeover Proposal and any other action, proposal or agreement involving the Company or any Subsidiary of the Company that would prevent or materially impede, interfere with or delay the Merger or the other transactions contemplated by the Merger Agreement (including without limitation any proposed amendment or modification to the Company Charter Documents that would have any such effect).

Section 1.2 Irrevocable Proxy. Each Supporting Stockholder hereby revokes (or causes to be revoked) any and all previous voting proxies granted with respect to the voting of any of such Supporting Stockholder’s Subject Company Shares. In order to secure the performance of the Supporting Stockholders’ obligations under this Agreement, each Supporting Stockholder, by entering into this Agreement, hereby grants a proxy appointing Frank S. Hermance, Robert S. Feit and Kathryn E. Sena, and each of them (the “Proxies”), as such Supporting Stockholder’s attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in such Supporting Stockholder’s name, place and stead, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner expressly provided in Section 1.1 above, in the discretion of the Proxies, with respect to such Supporting Stockholder’s Subject Company Shares, in each case until the expiration of the Term. THE PROXY GRANTED BY EACH SUPPORTING STOCKHOLDER PURSUANT TO THIS SECTION 1.2 IS COUPLED WITH AN INTEREST, IS IRREVOCABLE DURING THE TERM AND IS GRANTED IN CONSIDERATION OF PARENT, MERGER SUB AND THE COMPANY ENTERING INTO THIS AGREEMENT AND/OR THE MERGER AGREEMENT AND INCURRING CERTAIN RELATED FEES AND EXPENSES. The proxy granted by each Supporting Stockholder shall automatically be revoked upon termination of this Agreement in accordance with Section 4.2. Without limiting the foregoing, for clarity, the voting proxy granted pursuant hereto shall not be deemed to be revoked by any power of attorney or voting proxy that may be granted by any Supporting Stockholder to any other Person during the Term. Each Supporting Stockholder severally (and not jointly) hereby ratifies and confirms all that the Proxies may lawfully do or cause to be done by virtue hereof. Each Supporting Stockholder agrees, severally but not jointly, to execute and deliver to Parent any proxy cards that such Supporting Stockholder may receive to vote with respect to the matters described in Section 1.1.

Section 1.3 Independent Obligations. For the avoidance of doubt, each Supporting Stockholder agrees, severally but not jointly, that, during the Term, the obligations of the Supporting Stockholders set forth in this Article I shall not be affected by (i) any Company Adverse Recommendation Change or (ii) any breach by any party of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

Section 1.4 No Inconsistent Actions. While this Agreement is in effect, each Supporting Stockholder shall not revoke or rescind, or purport to revoke or rescind, the proxies granted hereby or take any other action inconsistent with the provisions of this Agreement.

Section 1.5 No Agreement as Director or Officer. Notwithstanding anything in this Agreement to the contrary, any Supporting Stockholder that is a director or officer of the Company shall be obligated under this Agreement solely in such Supporting Stockholder’s capacity as a holder of the Subject Company Shares and undertakes no obligation under this Agreement in its, his or her capacity as a director or officer of the Company, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Supporting Stockholder or any Affiliate of any Supporting Stockholder (or, if such Supporting Stockholder is not a natural person, any officer, director or direct or indirect equityholder of such Supporting Stockholder) in its, his or her capacity as a director or officer of the Company, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict such Supporting Stockholder (or any other such Person) from exercising its fiduciary duties as a director or officer of the Company.

Section 1.6 Certain Definitions. For purposes of this Agreement:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Beneficial Ownership” has the meaning specified in Rule 13d-3 promulgated under the Exchange Act and “Beneficially Owned” and “Beneficially Owns” have a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means any individual, limited liability company, corporation, partnership, trust or other entity.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SUPPORTING STOCKHOLDERS

Each Supporting Stockholder, severally and not jointly, represents and warrants to Parent as follows:

Section 2.1 Ownership of the Company Shares. As of the date of this Agreement, such Supporting Stockholder is the Beneficial Owner of the Company Shares set forth on Schedule I opposite such Supporting Stockholder’s name, with exclusive (in the aggregate with one or more other Supporting Stockholders) power to vote or control and direct the vote of all such Company Shares. Except for Liens created under this Agreement and Liens resulting from any such Company Shares being held in a margin account (which margin account does not impair or limit the right of such Supporting Stockholder to vote or control and direct the vote of such Company Shares) (collectively, the “Permitted Liens”), such Supporting Stockholder Beneficially Owns, as of the date hereof, all such Company Shares, free and clear of Liens, proxies, powers of attorney, voting trusts or agreements (collectively, the “Encumbrances”) other than any restrictions under securities laws, and shall Beneficially Own all such Company Shares, and have exclusive (in the aggregate with one or more other Supporting Stockholders) power to vote or control and direct the vote of all such Company Shares, as of the time of any Company Voting Event and as of any applicable record date for any Company Voting Event, free and clear of Encumbrances (subject to any Company Shares Transferred in accordance with Section 3.1 hereof). Such Supporting Stockholder further represents that, as of the date hereof and as of the time of any Company Voting Event, other than as provided in Section 1.2 hereof, any proxies given in respect of such Supporting Stockholder’s Company Shares have been revoked. Neither such Supporting Stockholder nor any of its Affiliates is a party to, or bound by, any Contract (other than this Agreement and the Merger Agreement) directly relating to the Merger, any Company Takeover Proposal, the voting of any of its Subject Company Shares, or the sale, transfer or other disposition (including any pledge agreement) of its Subject Company Shares, or has any other arrangement or understanding with any other holder of the Company Shares relating to any of the foregoing.

Section 2.2 Organization and Authority. Such Supporting Stockholder (if such Supporting Stockholder is not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Such Supporting Stockholder (if such Supporting Stockholder is not a natural person) has all requisite power and authority or (if such Supporting Stockholder is a natural person) legal capacity to execute and deliver this Agreement, to perform such Supporting Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Supporting Stockholder is not a natural person, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, partnership, limited liability company or other action of such Supporting Stockholder. This Agreement has been duly and validly executed and delivered by such Supporting Stockholder, and, assuming due authorization, execution and delivery by the other Parties, is a legal, valid and binding obligation of such Supporting Stockholder, enforceable against such Supporting Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 2.3 Consents; No Conflicts. The execution and delivery of this Agreement by such Supporting Stockholder, and the performance of such Supporting Stockholder’s obligations hereunder, shall not (i) violate any law or order applicable to such Supporting Stockholder, (ii) conflict with any provision of any agreement or contract to which such Supporting Stockholder is a party or by which such Supporting Stockholder’s Subject Company Shares are bound, (iii) require any clearance, consent, approval, order, license or authorization of, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Authority, other than such filings as may be required under the Exchange Act, or (iv) if such Supporting Stockholder is not a natural person, conflict with any provision of the certificate of incorporation or bylaws or other similar organizational documents of such Supporting Stockholder, except in the case of clauses (ii) and (iii), as would not, either individually or in the aggregate, to materially impair the ability of such Supporting Stockholder to perform such Supporting Stockholder’s obligations hereunder.

Section 2.4 Reliance by Parent. Such Supporting Stockholder understands and acknowledges that Parent is entering into the Merger Agreement and the transactions contemplated therein in reliance, in part, upon such Supporting Stockholder’s execution and delivery of this Agreement.

Section 2.5 Accuracy of Representations and Warranties. The representations and warranties of the Supporting Stockholder contained in this Agreement are accurate and complete in all material respects as of the date of this Agreement, and will be accurate in all material respects at all times until the termination of this Agreement in accordance with Section 4.2 (except to the extent that any such representation or warranty expressly speaks of a specific date, in which case such representation or warranty shall be accurate and complete in all material respects as of such specified date).

ARTICLE III
COVENANTS OF THE SUPPORTING STOCKHOLDERS AND THE COMPANY

Section 3.1 Transfers by Supporting Stockholders. During the Term of this Agreement, each Supporting Stockholder agrees, severally but not jointly, that it shall not, directly or indirectly: (a) other than as provided in Sections 1.1 and 1.2 hereof, sell, transfer, pledge, encumber, tender, gift, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, tendering, gift, assignment or other disposition (each, a “Transfer”) of, its Subject Company Shares (or any interest therein or right with respect thereto) or any other securities convertible into, or exercisable or exchangeable for, Company Shares; (b) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to its Subject Company Shares, other than this Agreement; (c) enter into, or deposit its Subject Company Shares into a voting trust or take any other action which would result in a diminution of the voting power represented by its Subject Company Shares; or (d) commit or agree to take any of the foregoing actions; provided, however, the foregoing shall not restrict the ability of any

Supporting Stockholder to, and each Supporting Stockholder shall be expressly permitted to, Transfer any of its Subject Company Shares (or any interest therein) to another Supporting Stockholder or to an Affiliate of such Supporting Stockholder, provided that in the case of a Transfer to an Affiliate where the Supporting Stockholder does not remain the Beneficial Owner of the applicable Subject Company Shares with exclusive (in the aggregate with one or more other Supporting Stockholders) power to vote or control and direct the vote of such Subject Company Shares, such Affiliate executes and delivers to Parent, prior to such Transfer, a joinder to this Agreement reasonably satisfactory in form and substance to Parent. Each Supporting Stockholder further agrees that, if reasonably requested by Parent, such Supporting Stockholder shall authorize and request the Company to notify its transfer agent that there is a stop transfer order with respect to the Subject Company Shares and that this Agreement places restrictions on the voting and/or transfer of the Subject Company Shares. In addition, each Supporting Stockholder agrees, severally but not jointly, to place any restrictive legends on its certificates evidencing the Subject Company Shares as reasonably requested by Parent to effectuate this Agreement. Any transfers in violation of this Section 3.1 shall be null and void.

Section 3.2 Notice of Certain Events. Each Supporting Stockholder agrees, severally but not jointly, to promptly notify Parent of any development occurring after the date hereof that causes any breach or violation of any representation, warranty, covenant or agreement of such Supporting Stockholder in this Agreement.

Section 3.3 Waiver of Appraisal Rights. To the fullest extent permitted by applicable Law, each Supporting Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

Section 3.4 Company Covenant to Permit Transfer. In the event a Supporting Stockholder Transfers any of its Subject Company Shares to another Supporting Stockholder or to an Affiliate pursuant to and in accordance with the terms and conditions of Section 3.1, the Company agrees to promptly (but in no event later than two (2) business days) assist the Supporting Stockholder, if requested, to effectuate such Transfer, including but not limited to by (a) authorizing the Company’s transfer agent to recognize that no stop transfer order shall apply with respect to such Transfer of such Subject Company Shares and/or (b) removing, rescinding, or declaring null and void any restrictive legends on the certificates evidencing such Subject Company Shares.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense; provided, however, that in any proceeding to enforce this Agreement or the rights of Parent hereunder, the prevailing party in such proceeding shall be entitled to receive its reasonable attorney’s fees and all other reasonable costs and expenses incurred in such proceeding.

Section 4.2 Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) immediately following the occurrence of the Company Voting Event at which the Company Stockholder Approval has been obtained or immediately following the Company Stockholder Approval pursuant to the execution of written consents in lieu of a meeting of the stockholders of the Company, (b) the termination of the Merger Agreement in accordance with its terms (including, for the avoidance of doubt, a termination in connection with the Company’s execution of a definitive agreement with respect to a Superior Proposal, as provided in Section 5.3(d) and Section 7.1(d)(ii) of the Merger Agreement), and (c) the date on which the Parties agree in writing to terminate this Agreement (the period from the date of this Agreement until the date on which this Agreement terminates pursuant to this Section 4.2 being referred to as the “Term”); provided, however, (i) the provisions of this Article IV shall survive termination of this Agreement as a result of the closing of the Merger, and (ii) all of the representations and warranties in this Agreement shall terminate and be of no further force or effect on the closing date of the Merger; provided, further, however, that no Party shall be relieved from any liability for material breach of this Agreement by reason of any such termination.

Section 4.3 Reliance by Selling Stockholders. Parent understands and acknowledges that the Selling Stockholders are entering into and delivering this Agreement in reliance upon Parent’s entering into the Merger Agreement and the transactions contemplated therein.

Section 4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any securities addressed herein. All rights, ownership and economic benefits of and relating to the securities addressed herein shall remain vested in and belong to the appropriate Supporting Stockholder, as applicable, and Parent shall not have any authority to direct the Supporting Stockholders in the voting or disposition of any of the securities addressed herein, as the case may be, except as provided herein.

Section 4.5 Waiver and Amendment; Remedies Cumulative. Subject to applicable Law, (a) any provision of this Agreement or any inaccuracies in the representations and warranties of any of the Parties or compliance with any of the agreements or conditions contained in this Agreement may be waived or (b) the time for the performance of any of the obligations or other acts of the Parties here may be extended at any time prior to the consummation of the Merger. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party against whom waiver is sought; provided, that any extension or waiver given in compliance with this Section 4.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any of the provisions of this Agreement may be amended at any time by the mutual written agreement of the Parties. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimile transmission (which is confirmed) or sent by an overnight courier service to the parties: (a) in the case of Parent or the Company, at the address set forth in Section 8.11 of the Merger Agreement, and (b) in the case of any of the Supporting Stockholders, at the address of such party as set forth next to such party’s name on Schedule I hereto (or at such other address for a Party as shall be specified by like notice).

Section 4.7 Assignment, Binding Effect; No Third Party Rights. Except as expressly permitted herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective heirs, estate, executors, legal representatives, successors and permitted assigns. Without limiting any of the restrictions set forth herein, this Agreement shall be binding upon any Person to whom any Subject Company Shares are transferred. Nothing in this Agreement, express or implied, is intended to or shall confer any rights, benefits or remedies hereunder upon any Person other than the Parties hereto and their respective successors and permitted assigns.

Section 4.8 Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. “Include,” “includes,” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any contract, instrument or law defined or referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of laws) by succession of comparable successor laws and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. This Agreement is the product of negotiations by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 4.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 4.10 Jurisdiction. Each of the Parties hereto (a) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of

Delaware and any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the Federal courts, any court of the United States located in the State of Delaware and (d) consents to service of process being made through the notice procedures set forth in Section 4.6.

Section 4.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

Section 4.13 Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties hereto with respect to the subject matter hereof.

Section 4.14 Specific Performance. The Supporting Stockholders agree that Parent would suffer irreparable damage and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the Supporting Stockholders in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware without proof of actual damages or otherwise (and each Supporting Stockholder hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.15 Further Assurances. At any time or from time to time after the date hereof and prior to the termination of this Agreement, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as such other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 4.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SUPPORTING STOCKHOLDERS:

MAK CAPITAL FUND LP

By: MAK GP, LLC, general partner

By:	/s/ MICHAEL A. KAUFMAN
	Name:	Michael A. Kaufman
	Title:	Managing Member

MAK-ro CAPITAL MASTER FUND LP

By: MAK GP, LLC, general partner

By:	/s/ MICHAEL A. KAUFMAN
	Name:	Michael A. Kaufman
	Title:	Managing Member

SUNRISE PARTNERS LIMITED PARTNERSHIP

By: Paloma Partners Management Company, its general partner

By:	/s/ DOUGLAS W. AMBROSE
	Name:	Douglas W. Ambrose
	Title:	Executive Vice President

MAK CAPITAL ONE LLC

By:	/s/ MICHAEL A. KAUFMAN
	Name:	Michael A. Kaufman
	Title:	Managing Member

[Signature Page to Voting Agreement]

/s/ GARY K. WILLIS
Gary K. Willis

[Signature Page to Voting Agreement]

PARENT:

AMETEK, INC.

By:	/s/ FRANK S. HERMANCE
	Name:	Frank S. Hermance
	Title:	Chairman of the Board and
Chief Executive Officer

COMPANY:

ZYGO CORPORATION

By:	/s/ GARY K. WILLIS
	Name:	Gary K. Willis
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

schedule I

Supporting Stockholders

MAK Capital Fund LP (“MAK Capital Fund”) is the record holder of 3,073,785 Company Shares. MAK Capital One LLC (“MAK Capital One”) is the investment manager to MAK Capital Fund and shares voting power of such 3,073,785 Company Shares. MAK Capital Fund’s address for notice is:

c/o MAK Capital Fund LP
590 Madison Avenue 9th Floor
New York, New York 10022
Attn: Michael A. Kaufman
Facsimile: 212-486-4779

MAK Capital One LLC’s address for notice is:

c/o MAK Capital One LLC
590 Madison Avenue 9th Floor
New York, New York 10022
Attn: Michael A. Kaufman
Facsimile: 212-486-4779

MAK-ro Capital Master Fund LP (“MAK-ro Capital”) is the record holder of 556,092 Company Shares. MAK Capital One is the investment manager to MAK-ro Capital and shares voting power of such 556,092 Company Shares. MAK-ro Capital’s address for notice is:

c/o MAK-ro Capital Master Fund LP
590 Madison Avenue 9th Floor
New York, New York 10022
Attn: Michael A. Kaufman
Facsimile: 212-486-4779

Sunrise Partners Limited Partnership (“Sunrise”) is the record holder of 740,183 Company Shares. MAK Capital One is the investment manager to Sunrise with respect to the Company Shares and shares voting power of such 740,183 Company Shares. Sunrise’s address for notice is:

c/o Sunrise Partners Limited Partnership
Two American Lane
Greenwich, CT 06831
Attn: Douglas W. Ambrose
Facsimile: 203-862-6969

Gary K. Willis is the record holder of 101,646 Company Shares. Gary K. Willis’ address for notice is:

3 Matson Ridge
Old Lyme, CT 06371
Facsimile: 860-434-0774